                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            V.I. Technologies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                       11-3238476
(State or Other Jurisdiction of Incorporation)            (I.R.S. Employer
                                                           Identification No.)

                   155 Duryea Road, Melville, New York 11747
                    (Address of Principal Executive Offices)

                           1998 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                  John R. Barr
                     President and Chief Executive Officer
                            V.I. Technologies, Inc.
                                155 Duryea Road
                            Melville, New York 11747
                                 (516) 752-7314
           (Name, Address and Telephone Number of Agent for Service)

                                with copies to:

                            Marc A. Rubenstein, Esq.
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100

                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------

                                                              Proposed maximum          Proposed maximum
 Title of each class of securities       Amount to be         offering price per        aggregate offering           Amount of
          to be registered                registered              share(1)                  price(1)            registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value            253,310 shares             $4.58                  $1,160,160                   $323
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices on September 20, 1999 as reported by the Nasdaq National Market.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 4, 1998 (File No. 333-62927) relating to the registration of 2,146,690 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), authorized for issuance pursuant to the Registrant's 1998 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 253,310 shares of the Registrant's Common Stock to be issued pursuant to the Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended January 2, 1999.

     (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 13, 1998, including any amendment or report filed hereafter for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 8.  Exhibits.

     See Exhibit Index on page 6.

Item 9.  Undertakings.

                (a)  The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville of the State of New York, on this 21st day of September 1999.

                              V.I. TECHNOLOGIES, INC.(Registrant)

                              By:    /s/ John R. Barr
                                    -----------------
                                    John R. Barr
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of V.I. Technologies, Inc., hereby severally constitute and appoint John R. Barr, Thomas T. Higgins and Marc
A. Rubenstein, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                Signature                             Date                                    Capacity
                ---------                             ----                                    --------
/s/ David Tendler                          September 21, 1999           Chairman of the Board of Directors
-----------------------------------------
David Tendler
 /s/ John R. Barr                          September 21, 1999           President, Chief Executive Officer and Director
-----------------------------------------                               (Principal Executive Officer)
John R. Barr
 /s/ Thomas T. Higgins                     September 21, 1999           Executive Vice President, Operations and Chief
-----------------------------------------                               Financial Officer (Principal Financial and
Thomas T. Higgins                                                       Accounting Officer)

/s/ Bernard Horowitz                       September 21, 1999           Executive Vice President, Chief Scientific Officer
-----------------------------------------                               and Director
Bernard Horowitz
 /s/ Richard A. Charpie                    September 21, 1999           Director
-----------------------------------------
Richard A. Charpie
 /s/ Jeremy Hayward-Surry                  September 21, 1999           Director
-----------------------------------------
Jeremy Hayward-Surry
 /s/ Irwin Lerner                          September 21, 1999           Director
-----------------------------------------
Irwin Lerner
 /s/ Peter D. Parker                       September 21, 1999           Director
-----------------------------------------
Peter D. Parker
/s/ Damion E. Wicker                       September 21, 1999           Director
-----------------------------------------
Damion E. Wicker, M.D.

                                 EXHIBIT INDEX

Exhibit

Number                   Description
                         -----------

4.1 Restated Certificate of Incorporation of V.I. Technologies, Inc. Filed as Exhibit 3.8 to the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.2 Amended and Restated By-laws of Company. Filed as Exhibit 3.10 to the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.3 Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1     Consent of KPMG LLP, independent accountants. Filed herewith.

23.2     Consent of Palmer & Dodge LLP (contained in Exhibit 5.1).

24.1     Power of Attorney (included in the signature page hereto).